EXHIBIT 21

FERRO CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2011

Name Of Subsidiary Or Affiliate*	Sovereign Power Under The Laws Of Which Organized

Ferro China Holdings Inc	Ohio

Zibo Ferro Performance Materials Company, Limited (70%)	People’s Republic of China

Ferro Electronic Materials Inc	Delaware

Ferro Finance Corporation	Ohio

Ohio-Mississippi Corporation	Ohio

Ferro Colores SA de CV	Mexico

Ferro International Services Inc	Delaware

Ferro Pfanstiehl Laboratories Inc	Delaware

Ferro Argentina SA	Argentina

Minera Loma Blanca SA	Argentina

Procesadora de Boratos Argentinos SA	Argentina

Ferro Corporation (Aust.) Pty. Ltd	Australia

Ferro Enamel do Brasil Industria e Comercio Ltda	Brazil

Ferro Industrial Products Ltd	Canada

ESFEL SA (19%)	Ecuador

Ferro Holding GmbH	Germany

Ferro GmbH	Germany

Ferro Schauer Austria GmbH	Austria

Ferro Magmalor GmbH	Germany

PT Ferro Mas Dinamika (95%)	Indonesia

Ferro Japan K.K.	Japan

Ferro Far East Ltd	Hong Kong (SAR of PRC)

Ferro Far East Company SDN, BHD	Malaysia

Ferro Mexicana SA de CV	Mexico

Ferro B.V.	The Netherlands

Ferro (Belgium) Sprl	Belgium

Ferro Egypt for Glaze (S.A.E.)	Egypt

FC France Acquisition Sarl	France

Ferro Couleurs France SA	France

PT Ferro Ceramic Colors Indonesia (59%)	Indonesia

PT Ferro Additives Asia (75.4%)	Indonesia

Ferro France Sarl	France

Ferro India Private Limited	India

Ferro Arnsberg GmbH iL	Germany

Ferro (Italia) SrL	Italy

Smaltochimica SpA (40%)	Italy

Ferro (Holland) BV	The Netherlands

Ferro Investments BV	The Netherlands

Ferro Industrias Quimicas (Portugal) Lda	Portugal

Ferro Specialty Materials LLC	Russia

Ferro (Suzhou) Performance Materials Co. Ltd	People’s Republic of China

Ferro Taiwan Ltd	Republic of China

OCI-Ferro Co. Ltd (50%)	Republic of Korea

Ferro Spain SA	Spain

Gardenia-Quimica SA (36%)	Spain

Kerajet SA (19.99%)	Spain

Ferro (Thailand) Co. Ltd	Thailand

Ferro Cerdec (Thailand) Co. Ltd (49%)	Thailand

Ferro de Venezuela CA (51%)	Venezuela

Ferro (Great Britain) Ltd	United Kingdom

*	For entities that are not wholly-owned, percentages in parentheses indicate Ferro’s ownership.

Ferro has a number of sales and warehousing subsidiaries throughout the world that are omitted from the foregoing list because they do not, individually or in the aggregate, constitute a significant subsidiary.